EXHIBIT 10.1.1
AGREEMENT
     AGREEMENT, dated as of December 28, 2006, by and between Western Refining GP, LLC, a Delaware limited liability company (the “Company”) and Paul L. Foster (the “Executive”).
W I T N E S S E T H
     WHEREAS the Company and Executive are parties to a certain Employment Agreement (the “Employment Agreement”), dated January 24, 2006;
     WHEREAS the Company and the Executive believe that the change of control provisions of the Employment Agreement are no longer necessary and that it is in the best interest of the Company’s stockholders for the Company and Executive to amend the Employment Agreement accordingly;
     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and in the Employment Agreement, the Company and Executive agree as follows:
1. (a) Sections 1.1(a), 1.1(g)(ii) and the definition of Change of Control in Section 1.1(g), 1.1(h), 1.1(m), 1.1(o) and 5.3 are hereby deleted and the remaining sections and paragraphs and cross-references thereto shall be renumbered or re-lettered accordingly.
  (b) In Section 1.1(g)(i), the words “, prior to a Change of Control or after expiration of a Change of Control Period,” are deleted.
  (c) In Section 5.1 the reference to “Sections 5.2 and 5.3” is changed to “Section 5.2”.
  (d) In the title of Section 5.2 the words “Other Than During a Change of Control Period” are deleted.
  (e) In the text of Section 5.2 prior to paragraph (a) the words “which occurs prior to a Change of Control or after a Change of Control Period,” are deleted.
  (f) In Section 5.3 (formerly Section 5.4) the words “or Section 5.3” are deleted.
  (g) In Section 8.2 the words “or 5.3(a)” are deleted.
     2. Except as provided by this Agreement, the Employment Agreement shall remain in full force and effect.

     3. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.
     4. This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth above.

THE COMPANY:

WESTERN REFINING GP, LLC

By:	/s/ Lowry Barfield Name: Lowry Barfield
Title: VP — Legal

EXECUTIVE:

By:	/s/ Paul L. Foster Name: Paul L. Foster